Exhibit 99.2

TERMINATION OF JOINT FILING AND SOLICITATION AGREEMENT

March 8, 2018

Each of the undersigned is a party to that certain Joint Filing and Solicitation Agreement, dated February 27, 2018 (the “Joint Filing and Solicitation Agreement”). Each of the undersigned hereby agrees that the Joint Filing and Solicitation Agreement is terminated effective immediately.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Termination of Joint Filing and Solicitation Agreement to be executed as of the day and year first above written.

Richmond Brothers, Inc.

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title:	Chairman

RBI Private Investment I, LLC

By:	RBI PI Manager, LLC
Manager

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title:	Manager

RBI Private Investment II, LLC

By:	RBI PI Manager, LLC
Manager

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title:	Manager

By:	RBI PI Manager, LLC

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title:	Manager

By:	Richmond Brothers 401(k) Profit Sharing Plan

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title:	Trustee

/s/ David S. Richmond
David S. Richmond

/s/ Matthew J. Curfman
Matthew J. Curfman

/s/ Lisa Colleran
Lisa Colleran

/s/ Benjamin Wolin
Benjamin Wolin